UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 5, 2006

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Agreement with Knightspoint Partners II, L.P. and Certain of its Affiliates

On May 5, 2006, Ashworth, Inc. (the "Company") issued a joint press release with the stockholder group led by Knightspoint Partners II, L.P. (the "Knightspoint Group") announcing that it had entered into an agreement (the "Agreement") with the Knightspoint Group under which, among other things, the Company has agreed to appoint Mr. Peter M. Weil and Mr. David M. Meyer of the Knightspoint Group to its Board of Directors (the "Board") as Class II and Class III directors, respectively, effective May 8, 2006, and will include such individuals in the Board's slate of nominees for election as directors at the Company's 2006 annual meeting of stockholders (the "2006 Annual Meeting"), scheduled to be held on July 17, 2006. As part of the Agreement, the Knightspoint Group has withdrawn its proposed amendments to the Company's bylaws and its nomination of candidates for election to the Board and has agreed to vote its shares in favor of all of the Board's nominees at the 2006 Annual Meeting.

In addition, under the terms of the Agreement, a third independent director (the "Third Independent Director"), to be mutually agreed upon by the Knightspoint Group and the Company, will be added to the Board as soon as practicable. If the Third Independent Director is agreed upon before definitive proxy materials for the 2006 Annual Meeting are filed with the Securities and Exchange Commission, Mr. Weil will be reappointed as a Class I director (to the extent permitted by applicable state law), the Third Independent Director will be appointed as a Class II director, and each will be nominated for election at the 2006 Annual Meeting. If the Third Independent Director is not agreed upon by such time, however, Mr. Weil will remain a Class II director and be nominated for election at the 2006 Annual Meeting, after which the Board will take all appropriate action, to the extent permitted by applicable state law, to reappoint Mr. Weil from Class II to Class I of the Board, upon appointment of the Third Independent Director as a Class II director. The Agreement also provides that Mr. Meyer will be appointed to the Compensation and Human Resources Committee of the Board and a new special committee of five directors (the "Special Committee") will be established for the purpose of overseeing the Company's ongoing exploration of strategic alternatives. The Special Committee will consist of Mr. Randall L. Herrel, Sr., Mr. James B. Hayes, Mr. Stephen G. Carpenter, Mr. Meyer and Mr. Weil. Mr. Herrel will serve as the chairman of the Special Committee.

The Agreement also contains standard and customary terms such as the reimbursement of expenses, up to a maximum of $200,000, and a standstill provision, which will be effective until the earlier of (i) one hundred and thirty (130) days prior to the Company's 2007 annual meeting of stockholders or (ii) ten (10) days before the date by which stockholder notices must be delivered to the Company for the 2007 annual meeting pursuant to the applicable provisions of the Company's bylaws.

The full text of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing description does not purport to be a complete summary of the terms of the Agreement and is qualified in its entirety by reference to Exhibit 10.1.

In connection with their appointment to the Board, Mr. Meyer and Mr. Weil will be eligible to receive the cash compensation payable to non-employee directors pursuant to the Company's non-employee director compensation policy and long-term incentive awards consistent with those granted to the other members of the Board.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information provided under Item 1.01 hereof is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Settlement Agreement, dated May 5, 2006, by and among the Company and Knightspoint Partners II, L.P.; Knightspoint Capital Management II LLC; Knightspoint Partners LLC; Michael S. Koeneke; David M. Meyer; Starboard Value and Opportunity Master Fund Ltd.; Parche, LLC; Admiral Advisors, LLC; Ramius Capital Group, LLC; C4S & Co., LLC; Peter A. Cohen; Jeffrey M. Solomon; Morgan B. Stark; Thomas W. Strauss; Black Sheep Partners, LLC; Brian Black; and Peter M. Weil.

99.1 Joint press release of the Company and the Knightspoint Group, dated May 5, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

May 8, 2006	By:	Randall L. Herrel, Sr.

Name: Randall L. Herrel, Sr.
Title: Chairman, President and CEO

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Exhibit Index

Exhibit No.	Description

10.1	Settlement Agreement, dated May 5, 2006, by and among the Company and Knightspoint Partners II, L.P.; Knightspoint Capital Management II LLC; Knightspoint Partners LLC; Michael S. Koeneke; David M. Meyer; Starboard Value and Opportunity Master Fund Ltd.; Parche, LLC; Admiral Advisors, LLC; Ramius Capital Group, LLC; C4S & Co., LLC; Peter A. Cohen; Jeffrey M. Solomon; Morgan B. Stark; Thomas W. Strauss; Black Sheep Partners, LLC; Brian Black; and Peter M. Weil.
99.1	Joint press release of the Company and the Knightspoint Group, dated May 5, 2006.